UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2026

SABRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)

(682) 605-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	SABR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, Sabre Corporation (“Sabre”) held its 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) on April 29, 2026. At the 2026 Annual Meeting, Sabre’s stockholders approved the 2026 Omnibus Incentive Compensation Plan (the “2026 Omnibus Plan”) and the 2026 Director Equity Compensation Plan (the “2026 Director Plan”) (the “Plans”), each of which was adopted by Sabre’s Board of Directors in March 2026, subject to stockholder approval at the 2026 Annual Meeting. The effective date of each of the Plans is April 29, 2026.

Under the 2026 Omnibus Plan, eligible participants may be granted certain awards, including cash incentive awards, incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, and restricted stock unit awards. A description of the material terms and conditions of the 2026 Omnibus Plan is provided under the heading “Proposal 3: Approval of the Sabre Corporation 2026 Omnibus Incentive Compensation Plan” of Sabre’s Proxy Statement filed with the Securities and Exchange Commission on March 19, 2026, which description is incorporated by reference.

Under the 2026 Director Plan, eligible directors may be granted certain awards, including cash awards, non-qualified stock options, stock appreciation rights, restricted stock awards, and restricted stock unit awards. A description of the material terms and conditions of the 2026 Director Plan is provided under the heading “Proposal 4: Approval of the Sabre Corporation 2026 Director Equity Compensation Plan” of Sabre’s Proxy Statement filed with the Securities and Exchange Commission on March 19, 2026 which description is incorporated herein by reference.

The foregoing description of the Plans is qualified in its entirety the text of the 2026 Omnibus Plan and the 2026 Director Plan, which is included as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) - (b) On March 2, 2026, the record date for the 2026 Annual Meeting, 395,173,142 shares of common stock were outstanding and entitled to vote at the 2026 Annual Meeting. The final results of voting on each of the matters submitted to a vote of stockholders at the 2026 Annual Meeting are as follows:

1.

Stockholders elected each of George Bravante, Jr., Hervé Couturier, Kurt Ekert, Eric Kelly, Gail Mandel, Damian McKay, Phyllis Newhouse, Elaine Paul, John Scott, and Ashan Willy to Sabre’s Board of Directors, each to serve a one-year term to expire at Sabre’s 2027 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, as set forth below.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
George Bravante, Jr.	270,927,170	6,560,857	2,064,629	35,400,334
Hervé Couturier	274,282,287	3,240,408	2,029,961	35,400,334
Kurt Ekert	274,236,120	3,289,908	2,026,628	35,400,334
Eric Kelly	274,368,814	3,121,154	2,062,688	35,400,334
Gail Mandel	272,786,954	4,755,631	2,010,071	35,400,334
Damian McKay	275,034,303	2,468,424	2,049,929	35,400,334
Phyllis Newhouse	272,869,263	4,694,131	1,989,262	35,400,334
Elaine Paul	274,195,140	3,305,568	2,051,948	35,400,334
John Scott	273,076,577	4,412,731	2,063,348	35,400,334
Ashan Willy	274,362,143	3,125,047	2,065,466	35,400,334

2.	Stockholders ratified the selection of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2026, as set forth below:

Votes For	Votes Against	Abstentions
308,255,639	6,562,978	134,373

3.	Stockholders approved the 2026 Omnibus Plan, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
188,767,150	79,308,617	11,476,889	35,400,334

4.	Stockholders approved the 2026 Director Plan, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
244,306,728	23,801,666	11,444,262	35,400,334

5.	Stockholders approved the advisory and non-binding resolution to approve Sabre’s compensation of its named executive officers, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
236,547,802	31,418,800	11,586,054	35,400,334

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Sabre Corporation 2026 Omnibus Incentive Compensation Plan.

10.2	Sabre Corporation 2026 Director Equity Compensation Plan.

104	Cover Page Interactive Data File -formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sabre Corporation

Dated: May 1, 2026	By:	/s/ Rochelle Boas
	Name:	Rochelle Boas
	Title:	Executive Vice President and Chief Legal Officer